Exhibit 4.3

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 20, 2013, among Sealed Air Corporation, a Delaware corporation (the “Company”), the guarantors party hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) to the Indenture, dated as of June 18, 2009 (the “Indenture”), as supplemented.

W I T N E S S E T H :

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of 7 7/8% Senior Notes due 2017 (the “Securities”) of the Company;

WHEREAS, there is currently outstanding under the Indenture $400,000,000 in aggregate principal amount of the Securities;

WHEREAS, Section 902 of the Indenture provides that the Company, the Guarantors and the Trustee may, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, enter into a supplemental indenture for the purpose of amending the Indenture with respect to the Securities;

WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Securities upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated March 7, 2013 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Consent and Letter of Transmittal (as the same may be amended or supplemented from time to time, and, together with the Statement, the “Offer”), from each Holder of such Securities;

WHEREAS, the Offer is conditioned upon, among other things, the proposed amendments and waivers (the “Proposed Amendments”) to the Indenture with respect to the Securities set forth herein having been approved by at least a majority in aggregate principal amount of the outstanding Securities (and a supplemental indenture in respect thereof having been executed and delivered) with the effectiveness of such Proposed Amendments with respect to the Securities being subject to the acceptance for payment by the Company of the Securities representing a majority in aggregate principal amount of the outstanding Securities pursuant to the Offer (the “Acceptance”);

WHEREAS, the Company has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture with respect to the Securities;

WHEREAS, the Company and the Guarantors have been authorized by resolutions of their respective Board of Directors or Managers, as the case may be, to enter into this Supplemental Indenture;

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate as well as an Opinion of Counsel to the effect that the execution and delivery of this Supplemental Indenture by the Company is authorized or permitted under the Indenture and that all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture to be complied with by the Company have been complied with; and

WHEREAS, the Company has instructed the Trustee to execute and deliver this Supplemental Indenture pursuant to the terms of the Indenture and that Company Order dated the date hereof, and all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation and the by-laws of the Company to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Securities, the Company, the Guarantors and the Trustee hereby agree as follows:

ARTICLE ONE

Section 1.01 Definitions; References.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Section 101 of the Indenture is amended with respect to the Securities by deleting all definitions of terms, and references to definitions of terms, that are used exclusively in the text of the Indenture and in the text of the Securities that are being otherwise eliminated by this Supplemental Indenture.

The Indenture is further amended by deleting all references to sections and subsections of the Indenture deleted pursuant to Article Two hereof.

ARTICLE TWO

Section 2.01 Amendment of Section 1009.

The Indenture is amended such that Section 1009 is deleted in its entirety.

Section 2.02 Amendment of Section 1010.

The Indenture is amended such that Section 1010 is deleted in its entirety.

Section 2.03 Amendment to the Securities.

To the extent the Securities include certain of the foregoing provisions from the Indenture to be deleted or amended pursuant to Sections 2.01 and 2.02 hereof, on and after the Acceptance, such provisions from the Securities, and such cross references and definitions as may relate thereto, shall be deemed deleted or amended as applicable.

ARTICLE THREE

Section 3.01 Effectiveness of Amendments

This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The amendments set forth in Article One and Article Two hereof will only become operative concurrently with the acceptance for payment of Securities validly tendered and not withdrawn at or prior to the Consent Payment Deadline (as defined in the Statement) pursuant to the Offer therefor.

Section 3.02 Continuing Effect of Indenture.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Securities outstanding thereunder shall remain in full force and effect. On and after the Acceptance, each reference in the Indenture to “the Indenture,” “this Indenture,” “hereunder,” “hereof” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires.

Section 3.03 Construction of Supplemental Indenture.

The Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.04 Trustee Disclaimer.

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

Section 3.05 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.06 Supplemental Indenture Forms Part of Indenture.

The Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture for all purposes. The Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

Section 3.07 Headings.

The section headings herein are for convenience only and shall not affect the construction thereof.

Section 3.08 Severability.

In case any provision in this Supplemental Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

SEALED AIR CORPORATION

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President, General
Counsel & Secretary

[Signature Page to Supplemental Indenture]

CPI Packaging, Inc.

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & Secretary

Cryovac, Inc.

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President, General
Counsel & Secretary

Cryovac International Holdings, Inc.

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & Secretary

Cryovac Leasing Corporation

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & Secretary

Poly Packaging Systems, Inc.

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & Secretary

Reflectix, Inc.

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & Secretary

[Signature Page to Supplemental Indenture]

Sealed Air Corporation (US)

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President, General
Counsel & Secretary

Sealed Air Nevada Holdings Limited

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & Secretary

Sealed Air Solutions Holdings, Inc.

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President, General
Counsel & Secretary

Shanklin Corporation

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & Secretary

Sealed Air LLC

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & Secretary

Auto-C, LLC

By:	/s/ David C. Quast
Name: David C. Quast
Title: Secretary

Diversey, Inc.

By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President & General Counsel

[Signature Page to Supplemental Indenture]

Diversey Puerto Rico, Inc.

By:	/s/ David C. Quast
Name: David C. Quast
Title: Secretary

JD Polymer, LLC

By:	/s/ David C. Quast
Name: David C. Quast
Title: Vice President & Secretary

JDI CEE Holdings, Inc.

By:	/s/ David C. Quast
Name: David C. Quast
Title: Vice President & Secretary

JDI Holdings, Inc.

By:	/s/ David C. Quast
Name: David C. Quast
Title: Vice President & Secretary

JWP Investments, Inc.

By:	/s/ David C. Quast
Name: David C. Quast
Title: Vice President & Secretary

Professional Shareholdings, Inc.

By:	/s/ David C. Quast
Name: David C. Quast
Title: Vice President & Secretary

The Butcher Company

By:	/s/ David C. Quast
Name: David C. Quast
Title: Vice President & Secretary

[Signature Page to Supplemental Indenture]

Diversey Shareholdings, Inc.

By:	/s/ David C. Quast
Name: David C. Quast
Title: Secretary

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Jack Ellerin
Name: Jack Ellerin
Title: Vice President

[Signature Page to Supplemental Indenture]